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                                  EXHIBIT 99.1
                         BANKING CORPORATION OF FLORIDA

               SPECIAL MEETING OF SHAREHOLDERS, ___________, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder(s) of Banking Corporation of Florida ("BCOF"), a Florida corporation, hereby acknowledges receipt of the proxy statement/prospectus dated __________, 2006 and hereby appoints ________________ and _______________, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent and vote as designated below all of the BCOF common shares that the undersigned held of record on __________, 2006, at the Special Meeting of Shareholders of BCOF, to be held at 8850 Tamiami Trail North, Naples, Florida 34108 on ___________________, 2006 at _____ local time, or any adjournment or postponement thereof, on the following matters:

         I.       APPROVAL OF MERGER AGREEMENT

                  Proposal to approve and adopt the Agreement and Plan of Merger dated as of October 24, 2005, by and between BCOF and Synovus Financial Corp., as described in the accompanying proxy statement/prospectus dated __________, 2006.

                _   FOR         _   AGAINST          _   ABSTAIN


         II. In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof (the Board of Directors is not aware of any matter other than Proposal I which is to be presented for action at the Special Meeting).

         PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the approval of the Agreement and Plan of Merger. This Proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.



                                        Dated:                           , 2006
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Name of Shareholder                                    Signature



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No. of Shares                                          Signature